                                                                    Exhibit 11.1

                       PEOPLES OHIO FINANCIAL CORPORATION

                               EARNINGS PER SHARE
                                   (UNAUDITED)


Earnings per share were computed as follows:

---------------------------------------------------------------------------------------------------------------------
                                                                 Six Months Ended
                                                                 December 31, 2002
                                                 Income       Weighted Average Shares         Per Share Amount
---------------------------------------------------------------------------------------------------------------------
Basic earnings per share-Income available
to common shareholders                         $ 1,349,465                    7,515,193                       $ 0.18
---------------------------------------------------------------------------------------------------------------------
Effect of dilutive securities-stock options                                     214,786
---------------------------------------------------------------------------------------------------------------------
Diluted earnings per share- Income
available to common shareholders and
assumed conversion                             $ 1,349,465                    7,729,979                       $ 0.17
---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                                                                 Six Months Ended
                                                                 December 31, 2001
                                                 Income       Weighted Average Shares         Per Share Amount
---------------------------------------------------------------------------------------------------------------------
Basic earnings per share-Income available
to common shareholders                         $ 1,288,899                    7,439,650                       $ 0.17
---------------------------------------------------------------------------------------------------------------------
Effect of dilutive securities-stock options                                     283,788
---------------------------------------------------------------------------------------------------------------------
Diluted earnings per share- Income
available to common shareholders and
assumed conversion                             $ 1,288,899                    7,723,438                       $ 0.17
---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                                                                Three Months Ended
                                                                 December 31, 2002
                                                 Income       Weighted Average Shares         Per Share Amount
---------------------------------------------------------------------------------------------------------------------
Basic earnings per share-Income available
to common shareholders                           $ 642,346                    7,583,652                       $ 0.08
---------------------------------------------------------------------------------------------------------------------
Effect of dilutive securities-stock options                                     175,402
---------------------------------------------------------------------------------------------------------------------
Diluted earnings per share- Income
available to common shareholders and
assumed conversion                               $ 642,346                    7,759,054                       $ 0.08
---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                                                                Three Months Ended
                                                                 December 31, 2001
                                                 Income       Weighted Average Shares         Per Share Amount
---------------------------------------------------------------------------------------------------------------------
Basic earnings per share-Income available
to common shareholders                           $ 660,014                    7,439,650                       $ 0.09
---------------------------------------------------------------------------------------------------------------------
Effect of dilutive securities-stock options                                     319,710
---------------------------------------------------------------------------------------------------------------------
Diluted earnings per share- Income
available to common shareholders and
assumed conversion                               $ 660,014                    7,759,360                       $ 0.09
---------------------------------------------------------------------------------------------------------------------



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